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                                                                EXHIBIT 3.1



                                       CERTIFICATE OF INCORPORATION
                                               CIRCE BIOMEDICAL, INC.

                                       Incorporated in State of Delaware
                                       Filed:  June 28, 1996


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                                State of Delaware
                        OFFICE OF THE SECRETARY OF STATE
              -----------------------------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CIRCE BIOMEDICAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                      [Great seal of the state of Delaware]



[Seal]                                       /s/ Edward J. FREEL
                                             ---------------------------------
                                             Edward J. Freel, Secretary of State
2635812          8100                        AUTHENTICATION:  8014948
960191660                                    DATE:07-05-96


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                          CERTIFICATE OF INCORPORATION

                                       OF

                             CIRCE BIOMEDICAL, INC.


     FIRST: The name of the Corporation is Circe Biomedical, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805-1297, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

     FIFTH: The name and mailing address of the incorporator is as follows:

     Name                                        Address

     Norma Leardi                                W.R. Grace & Co.-Conn.
                                                 One Town Center Road
                                                 Boca Raton, FL 33486-1010





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     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting and entitled to vote shall be required for the election of directors. Elections need not be by written ballot.

     EIGHTH: In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

     NINTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are granted subject to this reservation.

     TENTH: Except as otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article shall be prospective only, and shall not affect any limitation on the personal liability of a director of the Corporation existing prior to the time of such repeal or modification.


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     IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly I have hereunto set my hand this 26th day of June, 1996.

                                                   /S/ Norma Leardi
                                                   -----------------------------
                                                   Norma Leardi,
                                                   Incorporator

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